EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, and No. 33-50606 on
Form S-8, Registration Statement No. 333-853 on Form S-3, Post Effective Amendment No. 1 to Registration Statement
No. 2-84723 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 2-80012 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement
No. 2-77740 on Form S-3 and Registration Statement
No. 333-12909 on Form S-3 of our reports dated
February 14, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE, LLP

Parsippany, New Jersey
March 3, 1997
consent.10k